UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005

Modtech Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-25161	33-0825386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer identification no.)

2830 Barrett Avenue

Perris, CA 92571

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (951) 943-4014

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K originally filed by Modtech Holdings, Inc. (NASDAQ: MODT) (“Modtech”) on January 13, 2005 (the “Original Report”) is being filed to amend Item 9.01 to include as Exhibit 4.8 a copy of the warrant for 155,173 shares of Common Stock to Rodman & Renshaw, LLC, Modtech’s financial advisor (the “Advisor Warrant”). The terms and conditions of the Advisor Warrant were described in Item 1.01 of the Original Report.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.		Description

4.1	*	Securities Purchase Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited (excluding schedules and exhibits thereto).

4.2	*	Form of Senior Subordinated Secured Convertible Note of Modtech Holdings, Inc. dated December 30, 2004 (excluding exhibits).

4.3	*	Form of Warrant to Purchase Common Stock of Modtech Holdings, Inc. dated December 30, 2004.

4.4	*	Registration Rights Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Amphora Limited.

4.5	*	Pledge and Security Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Amphora Limited.

4.6	*	Intercreditor Agreement, dated as of December 31, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association and Amulet Limited.

4.7	*	Amendment and Forbearance Agreement, dated as of December 29, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association, Union Bank of California, N.A. and Comerica Bank-California.

4.8		Warrant to purchase Common Stock of Modtech Holdings, Inc. dated January 7, 2005.

99.1	*	Press Release issued by Modtech Holdings, Inc. on December 31, 2004.

*Previously	filed with the Current Report on Form 8-K filed on January 3, 2005 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modtech Holdings, Inc.

Date: February 7, 2005	By:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer